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                                  EXHIBIT 11.1

             STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                        FOR THE YEARS
                                                        ENDED MARCH 31,
                                               -------------------------------
                                                 1997       1996       1995
                                               ---------  ---------  ---------
                                               (IN THOUSANDS,)EXCEPT PER SHARE
                                                           AMOUNTS

Weighted Average Number of Shares
  of Common Stock Outstanding                      14,959     14,779     14,769
Net Effect of Dilutive Stock Options                  --         --         --
                                               ---------  ---------  ---------

Weighted Average Shares Outstanding               14,959     14,779     14,769
                                               ---------  ---------  ---------

Net Loss from Continuing Operations            $  (9,881) $  (7,648) $  (5,929)
                                               ---------  ---------  ---------
                                               ---------  ---------  ---------

Net Loss                                       $  (9,881) $  (7,648) $  (5,929)
                                               ---------  ---------  ---------
                                               ---------  ---------  ---------

Net Loss Per Share From
  Continuing Operations                        $    (.66) $    (.52) $    (.40)
                                               ---------  ---------  ---------
                                               ---------  ---------  ---------

Net Loss Per Share                             $    (.66) $    (.52) $    (.40)
                                               ---------  ---------  ---------
                                               ---------  ---------  ---------